UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant To Section 12(b) Of The Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On May 1, 2023 (the “Closing Date”), Rocky Mountain Chocolate Factory, Inc. (the “Company”) completed the sale of substantially all of the assets (the “Sale”) of U-Swirl International, Inc. (“Seller”), which operates and offers franchises for the operation of self-serve frozen yogurt stores (the “Business”). The Sale was completed pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated May 1, 2023, by and among the Company, as guarantor, Seller and U Swirl, LLC (“Purchaser”), a related company of Fosters Freeze, Inc., a California corporation. Pursuant to the Asset Purchase Agreement, on the Closing Date, Purchaser paid to Seller $2.75 million, consisting of (i) $1.75 million in cash and (ii) $1.0 million evidenced by a three-year secured promissory note in the aggregate original principal amount of $1.0 million (the “Promissory Note”).

The Promissory Note has a three-year term, bears interest at a rate equal to five percent (5%) per annum for the first year and does not bear interest thereafter unless there is an event of default thereunder (“Event of Default”). Upon the occurrence and during the continuation of an Event of Default, the rate of interest accruing on the Promissory Note will increase to a rate equal to ten percent (10%) per annum.

The Promissory Note is secured by all the assets and equity interests of Purchaser, its subsidiaries and its direct parent pursuant to a Security Agreement (the “Security Agreement”), dated May 1, 2023, by and among Seller, and Purchaser, Bob Partners X, LLC (“Partners”), U-Swirl Franchising (“Franchising”) and U-Swirl Gift Card LLC and a Pledge Agreement (the “Pledge Agreement”), dated May 1, 2023, by and among Purchaser, Seller, Partners and Kishan Patel, Nimesh Dahya, Nealesh Dahya, Sanjay Patel, Ravi Patel and Mina Yu.

In connection with the Sale, Seller agreed to provide certain transition services to Purchaser during the year following Closing, and the Company agreed for a period of four years not to engage or assist others in engaging in a frozen yogurt business similar to the Business.

The foregoing descriptions of the Asset Purchase Agreement, the Promissory Note, the Security Agreement and the Pledge Agreement (collectively, the Agreements”) are not complete and are qualified in their entirety by reference to the full text of the Agreements filed as Exhibits 2.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated May 1, 2023.

10.1	Secured Promissory Note, dated May 1, 2023.

10.2	Security Agreement, dated May 1, 2023.

10.3	Pledge Agreement, dated May 1, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: May 4, 2023	By:	/s/ Allen Arroyo
Allen Arroyo, Chief Financial Officer